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Corrected Transcript

06-Sep-2022

CVS Health Corp. (CVS)

Acquisition of Signify Health Inc by CVS Health Corp Call

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The following is a transcript of a joint conference call for analysts and investors held by CVS Health Corporation and Signify Health, Inc. (“Signify”) on September 6, 2022, regarding CVS Pharmacy, Inc.’s (“CVS Pharmacy”) proposed acquisition of Signify pursuant to that certain Agreement and Plan of Merger, dated as of September 2, 2022, by and among CVS Pharmacy, Signify Health and Noah Merger Sub, Inc.:

CVS Health Corp. (CVS)	Corrected Transcript
Acquisition of Signify Health Inc by CVS Health Corp Call	06-Sep-2022

CORPORATE PARTICIPANTS

Laurence McGrath Senior Vice President-Business Development & Investor Relations, CVS Health Corp. Karen S. Lynch President, Chief Executive Officer & Director, CVS Health Corp.	Bradford Kyle Armbrester Chief Executive Officer & Director, Signify Health, Inc. Shawn M. Guertin Chief Financial Officer & Executive Vice President, CVS Health Corp.

OTHER PARTICIPANTS

Lisa C. Gill Analyst, JPMorgan Securities LLC A.J. Rice Analyst, Credit Suisse Securities (USA) LLC Ricky R. Goldwasser Analyst, Morgan Stanley & Co. LLC	Elizabeth Anderson Analyst, Evercore ISI Research Justin Lake Analyst, Wolfe Research LLC Steven J. Valiquette Analyst, Barclays Capital, Inc.

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen, good morning and welcome to the call to discuss CVS Health’s Acquisition of Signify Health. At this time, all participants are in a listen-only mode. A question-and-answer session will follow CVS prepared remarks, at which point we will review instructions on how to ask your questions. As a reminder, today’s conference is being recorded. I would now like to turn the call over to Larry McGrath, Senior Vice President of Business Development and Investor Relations for CVS Health. You may go ahead.

Laurence McGrath

Senior Vice President-Business Development & Investor Relations, CVS Health Corp.

Good morning and thank you for joining our call to discuss the CVS Health acquisition of Signify Health. I’m Larry McGrath, Senior Vice President of Business Development and Investor Relations for CVS Health. Following our prepared remarks, we’ll host a question-and-answer session that will include Karen Lynch, CVS Health President and Chief Executive Officer; Kyle Armbrester, Chief Executive Officer of Signify Health; and Shawn Guertin, Executive Vice President and Chief Financial Officer of CVS Health.

Our press release and slide presentation have been posted to our website. Today’s call is also being broadcast to our website where it will be archived for one year. During this call, we’ll make certain forward-looking statements reflecting current views related to our future financial performance, future events, industry and market conditions, as well as expected consumer benefits of our products and services and our financial projections.

Our forward-looking statements are subject to significant risks and uncertainties that could cause actual results to differ materially from currently projected results. We strongly encourage you to review the reports we file with the SEC regarding these risks and uncertainties including our most recent annual report on Form 10-K and our recent quarterly report on Form 10-Q, and our recent current report on Form 8-K.

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CVS Health Corp. (CVS)	Corrected Transcript
Acquisition of Signify Health Inc by CVS Health Corp Call	06-Sep-2022

During this call, we will use non-GAAP measures when talking about the company’s performance and financial condition, and you can find a reconciliation of these non-GAAP measures on the Investor Relations portion of our website.

Thank you. And with that, I’ll turn the call over to Karen.

Karen S. Lynch

President, Chief Executive Officer & Director, CVS Health Corp.

Thank you, Larry, and thank you, all, for joining our call this morning. Last evening, we announced that we entered into a definitive agreement to acquire Signify Health’s outstanding shares for $30.50 in cash, representing a total transaction value of approximately $8 billion. This transaction is a significant step forward in our strategy to enhance our care delivery for consumers and to be able to meet their needs when and where they want care, and the home is increasingly part of that choice. Signify is a leader in value-based care with a rapidly growing provider ACO enablement business. They are also a leader in health risk assessments, which brings clinicians in the home to identify chronic conditions, close gaps in care, and address social determinants of health. This acquisition enhances our connection to consumers and enables providers to better address patient needs.

In addition, this combination strengthens our ability to expand and develop new product offering consistent with our multi-payer approach. This deal is attractive financially; also brings talented and experienced leadership and best-in-class and proprietary technology and capabilities. Signify has built a network of more than 10,000 clinicians across all 50 states and a nationwide value-based provider network. Combined with its proprietary analytics and technology, Signify has been able to improve patient engagement, patient outcomes, and care coordination across the system. Signify’s clinicians and providers will have an even greater impact as part of the CVS Health ecosystem, collaborating with our collection of local and national assets and connecting patients to care.

Signify’s recently acquired Caravan platform enables physicians to take risks and equip them with tools to provide value-based care. The strength of the Caravan offering is evidenced by the pace of their growth. In 2023, Caravan is expected to serve ACOs representing over 700,000 attributed lives, rivaling many of the stand-alone MSO platforms. By acquiring Signify’s home health platform, we gain a foundation for future expansion of home health care delivery. We’ll be able to design new care models that combine CVS Health’s resources with Signify’s capabilities, analytics and technology to deliver on our promise to expand our health service offering and to help patients navigate to the best side of care.

Importantly, Signify will help us drive value-based outcome and support our vision to change the way health care is delivered to consumers. Kyle Armbrester will continue to lead the business upon the close of the transaction. Kyle, we’re so excited to welcome you and your impressive team to CVS Health post-close.

So, let me turn it over to you. Kyle?

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CVS Health Corp. (CVS)	Corrected Transcript
Acquisition of Signify Health Inc by CVS Health Corp Call	06-Sep-2022

Bradford Kyle Armbrester

Chief Executive Officer & Director, Signify Health, Inc.

Thank you, Karen, and good morning, everyone. We built Signify to close gaps in care and improve quality. And we could have not found a better partner than CVS Health to help us continue on that journey. Our business is well aligned with CVS Health’s stated goals. In 2022, Signify clinicians expect to visit nearly 2.5 million patient homes, both in-person and virtually, serving over 50 health plan customers. These clinicians spend 2.5 times longer with a patient in the home than physicians spend in the average primary care office visit. And members are appreciative: 75% of surveyed members feel in-home health risk assessments are more convenient and thorough than traditional doctor visits. And 80% of members who have participated in a health risk assessment would have one again.

Payers also value these visits as our clinicians enable health insurers to uncover chronic conditions, enabling personalized care management and clinical support. They also provide screening to identify gaps in care and recommend guidance for additional follow-ups to return patients to care.

At Signify, we’ve also successfully extended our focus on value-based care and population health, notably through the acquisition of Caravan Health, an EMR agnostic platform. Caravan is already a partner to over 170 providers participating in accountable care organizations serving Medicare beneficiaries with $5 billion in total spend under management with a focus on improving the health of underserved communities. Recently published results for 2021 show that Caravan’s ACOs generated more than $138 million in gross savings, excellent results for our provider partners that we expect to continue to advance.

At Signify, our mission is to help make people healthier by using actionable intelligence to understand what’s really impacting outcomes and costs. In this, we could not be more culturally aligned with CVS Health. As a part of CVS Health, we’ll have access to their industry-leading expertise in managing risk and care management, their care delivery assets both virtually and in the community, including CVS pharmacists and their expanded financial resources. This combination will accelerate our push to expanded care delivery, including our return to care program. We expect this transaction will enable us to strengthen our support of alternative payment models and enhance analytics capabilities to benefit our payer customers and members. We believe this transaction is a great outcome for our stakeholders, including patients and all of our payer customers, health care providers, employees, and our shareholders.

With that, I’d like to hand it over to Shawn.

Shawn M. Guertin

Chief Financial Officer & Executive Vice President, CVS Health Corp.

Thank you, Kyle, and good morning, everyone. At our Investor Day last December, we were transparent in discussing our intentions to build a new health services business, candidly speaking about our M&A strategy including our specific areas of focus and timing of anticipated financial benefits. Our agreement to acquire Signify is a significant step in achieving the objectives we described. We committed to be diligent in deploying our capital. This deal is both financially and strategically attractive and brings the board a very strong leadership team with close cultural alignment.

As Karen mentioned, combining CVS Health and Signify is a major step forward in delivering on our vision of enhancing our care delivery offering for consumers by providing a platform to expand care delivery in the home and enabling physicians to drive improvements to an integrated, leading, value-based care offering. Together with CVS Health, Signify clinicians and providers will be empowered to engage with CVS Health’s broad portfolio of care delivery assets. We will continue advancing Signify’s provider ACO enablement capabilities, including turnkey analytics, network and practice improvement solutions to help providers transition to value-based reimbursement and improve quality of care.

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CVS Health Corp. (CVS)	Corrected Transcript
Acquisition of Signify Health Inc by CVS Health Corp Call	06-Sep-2022

Signify will operate as a distinct business within CVS Health and continue to serve its extensive network of over 50 health plan clients and their members, consistent with CVS Health’s payer-agnostic approach to delivering leading solutions. CVS Health has a strong and proven track record of helping its payer clients succeed. And we will continue to prioritize that success after this transaction. In addition, this combination augments our ability to expand and develop new product offerings on a multi-payer basis.

We envision four main synergy opportunities resulting from this acquisition. One, improving engagement and health risk assessments, primarily through collaboration with other CVS Health assets. Two, clinical care savings to improve care coordination and new care models that utilize Signify’s home access and member connectivity. Three, meaningful tax benefits from the transaction structure. And, four, PBM and pharmacy collaboration opportunities.

As we prepare to build on the Signify platform to enhance future growth, we are looking forward to working with the strong and talented team that Signify has assembled and investing in their continued success. As stated in our press release, this transaction will be funded with existing cash and available resources, and we remain committed to maintaining our current investment-grade rating profile. The transaction is subject to approval by Signify’s shareholders, regulatory approvals, and other customary closing conditions. Upon the projected close in the first half of 2023, we expect this deal will be accretive in its first full year within the CVS portfolio and generate attractive returns on invested capital over time as synergies are realized.

Consistent with past practice, we expect to exclude integration and transaction costs from our adjusted EPS presentation. Importantly, as we continue a disciplined approach towards executing on our long-term vision, this acquisition significantly increases our confidence in delivering on our long-term adjusted EPS goals that we presented at our Investor Day in December 2021.

In summary, we are enthusiastic about the acquisition of Signify and incorporating them into the CVS Health portfolio. Signify is an anchor asset that both strengthens our foundational business and where new value can be created via the deployment of our existing assets. The strategic rationale is sound, and the growth trajectory and operational metrics are robust. We could not be more pleased to have Signify be the first step on our journey to build a differentiated health services organization to transform how care is delivered.

And with that, we’ll open it up for questions. Operator?

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CVS Health Corp. (CVS)	Corrected Transcript
Acquisition of Signify Health Inc by CVS Health Corp Call	06-Sep-2022

QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions] Thank you. Our first question will come from Lisa Gill with JPMorgan. Your line is now open.

Lisa C. Gill Analyst, JPMorgan Securities LLC	Q

Thanks very much. Good morning and congratulations on the first transaction. Shawn, can we just dig a little bit into the numbers? Just two questions here. One, can you quantify the synergies that you talked about? And then secondly, if I look at consensus numbers for Signify, it looks like it should be about 150 basis points accretive for 2024, which gets you very close to that 2% goal. Am I in the ballpark as I think about that?

Shawn M. Guertin Chief Financial Officer & Executive Vice President, CVS Health Corp.	A

Yeah. So, that’s a good way to do it. So, let me frame this for you. I think, first of all, again, as it pertains to this deal, I think it is important to reiterate it is accretive, it is synergistic, and it’s expected to generate a high-single digit ROIC over time. And obviously, this is a platform for the future beyond simply acquiring what is already a very strong stand-alone business in Signify. I think the right – you’re on the right track. I think the consensus is a good proxy for – to think about the starting point for the Signify stand-alone business. And as I mentioned, there are – there’s synergy value, I think, in the first full year.

If you went back to our Investor Day, we had talked about getting an additional 2% of adjusted EPS growth as a result of our health services strategy. This asset, combined with the – some modest synergies, will get us a long way towards achieving that goal. So, certainly you are in the neighborhood, I think, with your estimate.

One thing I do want to just point out, as people think – and we can talk more about it, but as people think about multiples is there is a meaningful tax benefit here in terms of how this transaction was structured that is worth – I think it’s better to think about that as maybe about $1.50 per share of purchase price as opposed to a synergy. But it is also a meaningful financial element of this transactions for you to think about in your modeling.

Lisa C. Gill Analyst, JPMorgan Securities LLC	Q

Great. Thank you.

Operator: Thank you. Our next question will come from A.J. Rice with Credit Suisse. Your line is now open.

A.J. Rice Analyst, Credit Suisse Securities (USA) LLC	Q

Hi, everybody. Congratulations on the deal. Let me just ask first about the health risk assessment business. How much does CVS do of the Aetna business currently itself of the Aetna MA business? How quickly do you think you’ll further integrate? I know you already do some with Signify. Are you doing any third-party selling on CVS stand-alone, Aetna business and their risk assessment? Give us a flavor for how the strategy to integrate all that looks like.

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CVS Health Corp. (CVS)	Corrected Transcript
Acquisition of Signify Health Inc by CVS Health Corp Call	06-Sep-2022

Shawn M. Guertin Chief Financial Officer & Executive Vice President, CVS Health Corp.	A

Yeah. So, we’ve always viewed Signify as the leading vendor in this space and, thus, they have always done the majority of our in-home assessment work. We do utilize some third-party services as well. Obviously, that, we will be looking at everything over the coming months. But obviously, we’ve always felt highly about Signify as the vendor for that service. Aetna as an entity is not in the business at all of providing these services to third parties. This is – obviously we do something in support of our Medicare Advantage book through Aetna today.

A.J. Rice Analyst, Credit Suisse Securities (USA) LLC	Q

Okay. And then you had mentioned in your prepared remarks, the notes in the slide deck as well, the opportunities to better collaborate with the PBM and the pharmacy operations. I mean, that opens up a lot of possibilities, but maybe can you expand on what you think you can do and how quickly you might be able to realize some of that?

Shawn M. Guertin Chief Financial Officer & Executive Vice President, CVS Health Corp.	A

Yeah. I do think there’s some things we can begin to do relatively quickly. And I think I’d also think about this issue more broadly, right, about how we utilize some of the other CVS assets like MinuteClinic, like our enterprise virtual care capabilities, and how that can not only supplement the in-home assessment business but also supplement return to care, which ultimately I think is what’s very important here underlying all of this. Obviously, as we think about new products in the future, and you think about things like post-acute care transition, a medication reconciliation with the benefit of pharmacists, this is an obvious application of resources that we have already. Obviously, pharmacy expense, whether it’s specialty pharmacy, retail pharmacy, these are also things, right, that are kind of integral to a care plan and return to care for people. So, I think there’s lots of different ways that our current care delivery and our current care fulfillment assets can add a lot of value, frankly, to the consumer in the experience. And, again, ultimately this is ultimately getting people back to the care that they need.

A.J. Rice Analyst, Credit Suisse Securities (USA) LLC	Q

Okay. Great. Thanks a lot.

Operator: Thank you. Our next question will come from Ricky Goldwasser with Morgan Stanley. Your line is now open.

Ricky R. Goldwasser Analyst, Morgan Stanley & Co. LLC	Q

Yeah. Hi. Good morning and congrats on the transaction. Wondered if you can give us a little bit more color on Caravan. It seems that this Caravan is a relatively new addition to the Signify portfolio, yet an important part of sort of the transaction and how you think about future opportunities. So, just if you can give us a little bit more context there in how you can use that really to kind of like leverage the capabilities across kind of like the CVS asset?

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CVS Health Corp. (CVS)	Corrected Transcript
Acquisition of Signify Health Inc by CVS Health Corp Call	06-Sep-2022

Shawn M. Guertin Chief Financial Officer & Executive Vice President, CVS Health Corp.	A

Yeah. Ricky, we’re fortunate to have Kyle here, who’s going to be far more expert at this than I am. But I do want to frame it, and I’ll turn it to Kyle. This part of this that I’m very excited about actually, this is one of the three items of capabilities that we really wanted. And Caravan has a payer-agnostic EMR capability. They have and are on track to have volume that rivals a lot of the stand-alone platforms. And I actually think going forward – a lot of times when we talk about “MSOs,” we talk about them in a very technology sense. The ability in the future to integrate home care and technology into an MSO offering I think is going to be a real winning model.

So, with that, I’ll turn it to Kyle to talk more specifically about Caravan for you.

Bradford Kyle Armbrester	A
Chief Executive Officer & Director, Signify Health, Inc.

Yeah. When we kicked off Signify, our first goal is to get, to Shawn’s point, alternative side of care locked down, and we expect to be in 2.5 million homes this year all across the United States. And then the second part of our strategy was to support the existing infrastructure across the country, who’s trying to propel value-based care forward, and particularly provider organizations. And so, when we go into these organizations, we’re going in with data and technology and spending time helping them to understand when and where to focus on patients who have needs. But beyond that, we are physically there doing genuine care, redesign boots on the ground inside these facilities, doing health care the way it should be, right? This isn’t just a tech platform. It’s a platform that we go physically with these folks and help hand in hand, train them, and drive better outcomes for folks across the country. We’re going to be doing that in the home at more scale, and couldn’t be more excited about all the resources and value-based care knowledge that CVS brings to the table as well.

Shawn M. Guertin	A
Chief Financial Officer & Executive Vice President, CVS Health Corp.

Yeah. And I would just wrap it, Ricky, with – when we think about Signify and we think about Caravan in particular, right, we talked a lot through this journey about home health, the vastness, the different aspect. The value-based care capabilities that this brings us is where a lot of the power is, I think, sort of for the long haul, and I think Caravan, I’m very excited about sort of the opportunity that Caravan could provide us for the future.

Operator: Thank you. Our next question will come from Elizabeth Anderson with Evercore. Your line is now open.

Elizabeth Anderson	Q
Analyst, Evercore ISI Research

Hi, guys. Thanks so much for the question and congratulations on the deal. I noticed you guys obviously reiterated the low-double digit EPS growth in 2024 with the 2% from the transaction. And I know on your Investor Day you also talked about high-single digit growth in 2023. I know you said this was accretive to the – to your estimates. I was just wondering if you could comment on any further – comment on 2023 and whether you’re sort of still maintaining that high-single digit growth EPS estimate for 2023? Thanks.

Shawn M. Guertin	A
Chief Financial Officer & Executive Vice President, CVS Health Corp.

Yeah. So, just to be clear, I think what – when we gave that original Investor Day guidance for 2023, we actually were very clear that we didn’t have anything in there from an HSO. So, to the extent that we do begin to get some benefit, that would be somewhat additive to it as that’s a function of deal-closing timing. I wouldn’t want to get overly precise at this point. But I’d also go back to sort of where the comments we made on our last earnings call about 2023 and sort of current consensus estimates. I think that continues to be our outlook as we think about 2023. And, again, the contribution from Signify will be a byproduct of deal timing in 2023, and we’ll update that accordingly when we know more about that.

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CVS Health Corp. (CVS)	Corrected Transcript
Acquisition of Signify Health Inc by CVS Health Corp Call	06-Sep-2022

Elizabeth Anderson	Q
Analyst, Evercore ISI Research

Super helpful. Thank you very much. And just a quick follow-up. Are you going to report Signify as a stand-alone segment or wrap it into health care benefits? How are you thinking about that at this point in time?

Shawn M. Guertin	A
Chief Financial Officer & Executive Vice President, CVS Health Corp.

Yeah. We will ultimately report this consistent with how we operate this. I will – as excited as I am about the asset, I also want you to keep the size of this asset in perspective to the whole company, and it’s not really going to be of a size and scale that we’d separately sort of identify, for example. But we will certainly work through the reporting dynamics and make you aware of that well in advance.

Elizabeth Anderson	Q
Analyst, Evercore ISI Research

Okay. Very helpful. Thank you, guys. Congrats.

Operator: Thank you. Our next question will come from Justin Lake with Wolfe Research. Your line is now open.

Justin Lake	Q
Analyst, Wolfe Research LLC

Thanks. Good morning. I wanted to take a step back and talk about strategy. You just kind of gave us an update here in terms of – for instance, I think you had said from a provider perspective, you were thinking about multiple deals. You talked about a commercial and a Medicare Advantage capability center business, MSO, home health. So, for instance, this obviously checks the home health box. You talked about MSO. Does this also check the MSO box for you and give us an update on am I thinking about the rest of that correctly?

Karen S. Lynch	A
President, Chief Executive Officer & Director, CVS Health Corp.

Yeah, good morning, Justin. If you step back and think about what we said, we wanted to expand into health services to truly make a difference in the way consumers deliver and receive their health care. We basically said there are three primary assets that we’d be looking at: primary care, home health, and provider enablement. This basically checks off two of those boxes, and we couldn’t be more thrilled with the value and the assets that Signify brings to us. Clearly, Shawn mentioned that this is very strategic in nature. It’s financially accretive. And in addition to the strength of the products and services that we’re acquiring, we are also acquiring a very strong management team, and we’re really happy about that as well.

Shawn M. Guertin	A
Chief Financial Officer & Executive Vice President, CVS Health Corp.

Justin, the one thing I would add is I agree with what Karen said. It clearly checks two of the three boxes, but it’s highly complementary to the third box, right? When that begins to manifest itself, the integration of home care with clinical care capability will be essential, I think, for the long term. So, I do think it eventually will play sort of across the spectrum. I would also say that no one should read into the order per se in which we necessarily do these things. Obviously, everybody maybe has a logical order in their mind, but it’s far more important for us to find the

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CVS Health Corp. (CVS)	Corrected Transcript
Acquisition of Signify Health Inc by CVS Health Corp Call	06-Sep-2022

right asset with the right scale, the right tech and the right team and to get that in place. And I think there’s actually a lot of logic actually to starting where we are right now with home. But really the strategy was never going to be a one and done. As I said last time on the call, there will be more things we’d look at, but this gives us a profitable and a highly strategic base from which to start the journey.

Justin Lake	Q
Analyst, Wolfe Research LLC

Got it. And then just a quick follow-up. On the home health assessment that you’re talking about, that capability obviously very important for a lot of reasons. The – what percentage of your MA book is getting a home health assessment today and where would you like to target that once you kind of integrate this business?

Shawn M. Guertin	A
Chief Financial Officer & Executive Vice President, CVS Health Corp.

Yeah, I’m not sure we’ve disclosed the number. It’s a meaningful number that we do today, and it’s something that we think, again, utilizing the assets of CVS Health. And it’s something actually that we can, frankly – not only for our business, but frankly, for all of our health plan clients, we think that we can extend the outreach and the engagement that we get at health risk assessments. Kyle, do you want to?

Bradford Kyle Armbrester	A
Chief Executive Officer & Director, Signify Health, Inc.

Yeah, one thing [indiscernible] (00:26:14) as well. While Medicare Advantage is the bedrock of the business and where we started, with all of our clients, we’re seeing movement into managed Medicaid, commercial population. This value of the home is – Karen said it yesterday. There’s a renaissance going on with the house call, and we’re really pushing it across the market and making a real impact in individuals’ lives. Folks prefer to recover, prefer care to come to them, in a convenient and accessible way. And we’re going to be doing that really at scale with this partnership with CVS.

Justin Lake	Q
Analyst, Wolfe Research LLC

Got it. Thanks for the color.

Shawn M. Guertin	A
Chief Financial Officer & Executive Vice President, CVS Health Corp.

Okay. Operator, can we take the last question?

Operator: Thank you. Our last question today comes from Steven Valiquette with Barclays. Your line is now open.

Steven J. Valiquette	Q
Analyst, Barclays Capital, Inc.

Yeah. Great. Thanks. Let me offer my congrats on the transaction as well. Overall, the transaction seems pretty positive. I hate to focus on the potential risk factor in relation to the merger, but I feel like some investors are going to be asking about this. So, I guess just for the in-home evaluation business within Signify, obviously, a lot of the major managed care customers are primary competitors to CVS, Aetna, and some of those largest managed care companies now have greater in-house capabilities to conduct these in-home evaluations. I guess really the only question is: was there any consideration for potential customer attrition within the Signify book of business baked in the overall acquisition price? How do you think about this risk going forward? Thanks.

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CVS Health Corp. (CVS)	Corrected Transcript
Acquisition of Signify Health Inc by CVS Health Corp Call	06-Sep-2022

Bradford Kyle Armbrester	A
Chief Executive Officer & Director, Signify Health, Inc.

Yeah, This is Kyle. Hey, sorry. This is Kyle. I’ll take off first. So, I had an opportunity along with Karen and Shawn to call most major customers yesterday, and I would say they were all very supportive of the transaction. We enjoy very high NPS across our customer base. They’re trusting us to go into their members’ homes, right? It’s one of the biggest trusting relationships you could have with a partner. And they’re asking us frankly to do two things: do more when we’re inside the home to bring more resources to bear and help solve more problems to drive better health outcomes. And then number two, return folks to care, right? And I view this partnership with CVS and their nationwide network of MinuteClinics as a real strategic asset for us to make sure that individuals are getting the appropriate level of care efficiently and effectively. And so, they were great conversations, and we’re excited to dive in with all and continue to perform and execute and expand and see more lives of each and every one of them.

Shawn M. Guertin	A
Chief Financial Officer & Executive Vice President, CVS Health Corp.

Yeah. And, Steve, what I would say is, well, we think very highly of the value that both members and health plans see in these services and have a lot of confidence in what we can do on behalf of our health plan customers. Any large deal that involve large payers, it’s always prudent to make some customer loss provisions in your modeling, just in terms of the financial benefit. And we’ve maintained that practice here, but nothing should be construed from that that there’s a high degree of worry or anything like that about that. I think the customer reaction has been very positive. And, again, this is a very important component of sort of the member experience, and doing it well is obviously not something that is necessarily easy.

Karen S. Lynch

President, Chief Executive Officer & Director, CVS Health Corp.

So, thank you for joining us. Thank you for joining our call today. We’re very excited, and we’ll keep you updated as we move forward. And this does reflect our strategy in action. And it is our first step in executing our long-term strategy. So, thanks.

Operator: Thank you. This does conclude the Q&A portion of the CVS investor call and update. You may now disconnect your lines and have a wonderful day.

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CVS Health Corp. (CVS)	Corrected Transcript
Acquisition of Signify Health Inc by CVS Health Corp Call	06-Sep-2022

Disclaimer

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Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health or Signify Health. Statements in these materials that are forward looking include, but are not limited to, statements regarding the benefits of the proposed acquisition of Signify Health and the associated integration plans, expected synergies and revenue opportunities, anticipated future operating performance and results of CVS Health, the expected management and governance of Signify Health following the acquisition, and the expected timing of the closing of the proposed acquisition and other transactions contemplated by the merger agreement. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the right of CVS Health or Signify Health or both of them to terminate the merger agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement; failure to obtain applicable regulatory or Signify Health stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; risks related to the ability of CVS Health and Signify Health to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of CVS Health and Signify Health’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of CVS Health and Signify Health to retain customers and maintain relationships with each of their business partners, suppliers and customers and on their operating results and businesses generally; the risk of litigation and/or regulatory actions related to the proposed acquisition; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Also, CVS Health’s and Signify Health’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in our respective SEC filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our respective most recently filed Annual Reports on Form 10-K, our respective Quarterly Reports on Form 10-Q for our respective second quarters of 2022 and our respective Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s or Signify Health’s forward-looking statements. CVS Health’s and Signify Health’s respective forward-looking statements are and will be based upon each company’s management’s then-current views and assumptions regarding the CVS Health’s proposed acquisition of Signify Health, future events and operating performance, and are applicable only as of the dates of such statements. Neither CVS Health nor Signify Health assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

These materials may include non-GAAP financial measures that CVS Health uses to describe its performance. In accordance with SEC regulations, you can find the definitions of these non-GAAP measures, as well as reconciliations to the most directly comparable GAAP measures, on the Investor Relations Resources portion of CVS Health’s website. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. CVS Health’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

Additional Information and Where to Find It

This communication is being made in respect to the proposed transaction involving CVS Health and Signify Health. A meeting of the stockholders of Signify Health will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. CVS Health and Signify Health intend to file relevant materials with the SEC, including that Signify Health will file a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to Signify Health’s stockholders. These materials are not a substitute for the proxy statement or any other document that may be filed by Signify Health with the SEC.

BEFORE MAKING ANY DECISION, SIGNIFY HEALTH STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Signify Health’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Signify Health’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Signify Health and CVS Health with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of Signify Health’s website at https://www.signifyhealth.com or the Investor Resources section of CVS Health’s website at https://investors.cvshealth.com.

No Offer or Solicitation

These materials are for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

CVS Health, Signify Health and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Signify Health’s stockholders in connection with the proposed transaction. Information regarding CVS Health’s directors and executive officers is contained in CVS Health’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 1, 2022. Information regarding Signify Health’s directors and executive officers, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of Signify Health’s website at https://www.signifyhealth.com or the Investor Resources section of CVS Health’s website at https://investors.cvshealth.com.